EXHIBIT 3.1

                            CERTIFICATE OF FORMATION

                                       OF

                       NEW CENTURY MORTGAGE SECURITIES LLC

1. The name of the limited liability company is New Century Mortgage Securities LLC.

2. The address of its registered office in the State of Delaware is c/o Corporation Trust Center, 1209 Orange Street in the City of Wilmington, Delaware 19801, and County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The name and address of the registered agent for the service of process on the Company in the State of Delaware is The Corporation Trust Company, c/o Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Wilmington, Delaware 19801.

         IN WITNESS WHEREOF, the undersigned has executed this certificate of formation of New Century Mortgage Securities LLC this 7th day of September, 2004.



                                     By:  /s/ Naveen Zaidi
                                         ---------------------------------------
                                     Name:     Naveen Zaidi
                                     Title:    Authorized Person